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                                                                    Exhibit 4.27


                             CERTIFICATE OF TRUST

                                      OF

                      PUGET SOUND ENERGY CAPITAL TRUST II

     This Certificate of Trust is being executed as of October 3, 2000 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del C. (S)(S) 3801 et seq (the "Act")
        --- --             -- ---

     The undersigned hereby certifies as follows:

     1.   Name:  The name of the business trust is "Puget Sound Energy Capital
          ----
Trust II" (the "Trust").

     2.   Delaware Trustee.  The name and business address of the Delaware
          ----------------
resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

          Bank One Delaware, Inc.
          Three Christiana Center
          201 North Walnut Street
          Wilmington, Delaware 19801
          Attn:  Legal Dept./First USA

     3.   Effective.  This Certificate of Trust shall be effective immediately
          ---------
upon filing in the Office of the Secretary of State of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                        BANK ONE DELAWARE, INC., as Delaware
                                        Trustee


                                        By: /s/  Sandra L. Caruba
                                            ---------------------
                                        Name: Sandra L. Caruba
                                        Title: Vice President


                                        BANK ONE TRUST COMPANY, NA, as Property
                                        Trustee


                                        By: /s/  Sandra L. Caruba
                                            ---------------------
                                        Name: Sandra L. Caruba
                                        Title: Vice President


                                        ADMINISTRATIVE TRUSTEE


                                        By: /s/ Richard L. Hawley
                                           ----------------------
                                            Richard L. Hawley


                                        ADMINISTRATIVE TRUSTEE


                                        By: /s/ Donald E. Gaines
                                           ---------------------
                                            Donald E. Gaines


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